Exhibit 99.1

MasterCraft Boat Holdings, Inc. Reports Record Earnings for

Fiscal 2021 Third Quarter

VONORE, Tenn. – May 12, 2021 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) today announced financial results for its fiscal 2021 third quarter ended April 4, 2021.

Highlights:

•	Delivered the most profitable quarter in the Company’s history
•	Net sales increased to a record $147.9 million, up 44 percent from $102.6 million in the prior-year period
•	Gross margin expanded by 450 basis points to 25.2%
•	Net income was $17.6 million or $0.93 per diluted share
•	Diluted Adjusted Net Income per share, a non-GAAP measure, was a record $1.01, a 120 percent increase from $0.46 in the prior-year period
•	Adjusted EBITDA, a non-GAAP measure, grew 97 percent to a record $27.5 million from $14.0 million in the prior-year period
•	Adjusted EBITDA margin, a non-GAAP measure, expanded by 500 basis points to 18.6%
•	Guidance for full-year fiscal 2021 raised on strength of retail demand and production ramp up

Fred Brightbill, Chief Executive Officer and Chairman, commented, “Building upon the record quarterly performances we delivered in our first and second quarters, the fiscal third quarter was the most profitable quarter in the Company’s history. This record-setting performance was driven by year-over-year and sequential unit increases at each of our segments, achieved through disciplined execution and operational excellence. The credit goes to our more than 1,400 employees that continued to execute against our key strategic priorities and the strength of our brands. Throughout this challenging and dynamic operating environment, we have been able to scale and accelerate production while expertly managing our supply chain to deliver for our dealers and consumers in this robust demand environment.”

Brightbill continued, “Execution of our consumer-centric strategy remains our top focus as we look to drive sustainable, accelerated growth into fiscal 2022 and beyond. The heightened interest in boating as a safe, fun, outdoor, family-friendly recreation continues to endure. Strong retail demand across all our brands continued in our fiscal third quarter, resulting in a record wholesale backlog that provides us with great confidence in our outlook and ability to create long-term shareholder value.”

Third Quarter Results

Net sales for the third quarter were $147.9 million, an increase of $45.3 million or 44.2 percent, compared to $102.6 million for the COVID-impacted prior-year period. The increase was primarily a result of achieving the highest wholesale unit volume in the history of the

Company, higher prices and lower dealer incentives, and was partially offset by the impact of model mix.

Gross profit increased $16.0 million, or 75.0 percent, to $37.2 million compared to $21.3 million for the prior-year period, principally driven by higher sales volumes, lower dealer incentives and higher prices. This favorability was partially offset by the impact of model mix, higher compensation costs, and costs associated with the transition of Aviara to our Merritt Island facility.

Gross margin was 25.2 percent for the third quarter, an increase of 450 basis points compared to the prior-year period. The increase was primarily attributable to lower dealer incentives, favorable overhead absorption driven by higher sales volume, and higher prices, partially offset by costs associated with the transition of Aviara to our Merritt Island facility and higher labor costs.

Operating expenses were $14.7 million for the third quarter, a decrease of $53.8 million or 78.6 percent, compared to the prior-year period primarily driven by the recognition of $56.4 million of goodwill and other intangible asset impairment charges in the prior-year period and lower selling and marketing costs primarily due to the impacts of the COVID-19 pandemic. This decrease was partially offset by higher general and administrative expenses resulting from higher incentive compensation costs and additional investment related to product development and information technology.

Net income for the third quarter increased to $17.6 million, or $0.93 per share, compared to a net loss of $36.7 million, or ($1.96)per share, for the prior-year period. Adjusted Net Income increased to $19.1 million, or $1.01 per diluted share, compared to $8.6 million, or $0.46 per diluted share, in the prior-year period.

Adjusted EBITDA was $27.5 million for the third quarter, compared to $14.0 million in the prior-year period. Adjusted EBITDA margin was 18.6 percent, up from 13.6 percent in the prior-year period.

See “Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Net Income per share to the most directly comparable financial measures presented in accordance with GAAP.

Outlook

Concluded Brightbill, “Due to a continuation of strong retail demand trends, historically low dealer inventory, the strength of our order book across our brands, and the increased production rates in each segment over the course of the third quarter, we are once again raising our guidance for fiscal 2021. Importantly, our guidance assumes continued inefficiencies in our production as we navigate through supply chain disruptions.”

The Company’s outlook is as follows:

•

For full year fiscal 2021, consolidated net sales growth is expected to be approaching 40 percent, with Adjusted EBITDA margins approaching 17 percent, and Adjusted Earnings per share growth up in the high 120 percent range year-over-year.

Conference Call and Webcast Information

MasterCraft Boat Holdings, Inc. will host a live conference call and webcast to discuss fiscal third quarter 2021 results today, May 12, 2021, at 8:30 a.m. EDT. To access the call, dial (800) 219-6861 (domestic) or (574) 990-1024 (international) and provide the operator with the conference ID 7096269. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the investor section of the company’s website, www.MasterCraft.com, on the day of the conference call and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter audience passcode 7096269. The audio replay will be available beginning at 11:30 a.m. EDT on Wednesday, May 12, 2021, through 11:30 a.m. EDT on Wednesday, May 26, 2021.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its four brands, MasterCraft, NauticStar, Crest and Aviara. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest growing segments of the powerboat industry – performance sport boats, outboard saltwater fishing and pontoon boats – while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its four brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the resilience of our business model; our intention to drive value and accelerate growth; and the potential impact of COVID-19 on our operating results and liquidity.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of the coronavirus (COVID-19) pandemic on the Company, general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, changes to U.S. federal income tax law, the overall impact and interpretation of which remain uncertain, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the

Securities and Exchange Commission (the “SEC”) on September 11, 2020, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables immediately following the condensed consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

Results of Operations for the Three and Nine Months Ended April 4, 2021

MASTERCRAFT BOAT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 4,	March 29,	April 4,	March 29,
	2021	2020	2021	2020

Net sales	$147,854	$102,562	$370,276	$311,979
Cost of sales	110,627	81,288	277,546	244,030
Gross profit	37,227	21,274	92,730	67,949
Operating expenses:
Selling and marketing	3,693	4,933	9,589	13,340
General and administrative	9,984	6,094	27,268	19,356
Amortization of other intangible assets	987	987	2,961	2,961
Goodwill and other intangible asset impairment	—	56,437	—	56,437
Total operating expenses	14,664	68,451	39,818	92,094
Operating income (loss)	22,563	(47,177)	52,912	(24,145)
Other expense:
Interest expense	755	1,086	2,644	3,667
Income (loss) before income tax expense	21,808	(48,263)	50,268	(27,812)
Income tax expense (benefit)	4,240	(11,550)	10,632	(6,601)
Net income (loss)	$17,568	$(36,713)	$39,636	$(21,211)

Earnings (loss) per share:
Basic	$0.93	$(1.96)	$2.11	$(1.13)
Diluted	$0.93	$(1.96)	$2.09	$(1.13)
Weighted average shares used for computation of:
Basic earnings per share	18,817,975	18,739,480	18,799,875	18,731,338
Diluted earnings per share	18,989,629	18,739,480	18,928,288	18,731,338

MASTERCRAFT BOAT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	April 4,	June 30,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,970	$16,319
Accounts receivable, net of allowances of $83 and $247, respectively	10,508	6,145
Income tax receivable	671	4,924
Inventories, net	44,954	25,636
Prepaid expenses and other current assets	6,345	3,719
Total current assets	91,448	56,743
Property, plant and equipment, net	58,430	40,481
Goodwill	29,593	29,593
Other intangible assets, net	60,887	63,849
Deferred income taxes	15,061	16,080
Deferred debt issuance costs, net	327	425
Other long-term assets	677	752
Total assets	$256,423	$207,923
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,195	$10,510
Accrued expenses and other current liabilities	46,830	35,985
Current portion of long-term debt, net of unamortized debt issuance costs	10,537	8,932
Total current liabilities	80,562	55,427
Long-term debt, net of unamortized debt issuance costs	81,367	99,666
Unrecognized tax positions	3,721	3,683
Operating lease liabilities	319	277
Total liabilities	165,969	159,053
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, $.01 par value per share — authorized, 100,000,000 shares; issued and outstanding, 18,952,148 shares at April 4, 2021 and 18,871,637 shares at June 30, 2020	189	189
Additional paid-in capital	118,130	116,182
Accumulated deficit	(27,865)	(67,501)
Total stockholders' equity	90,454	48,870
Total liabilities and stockholders' equity	$256,423	$207,923

Supplemental Operating Data

The following table presents certain supplemental operating data for the periods indicated:

	Three Months Ended			Nine Months Ended
	April 4,	March 29,		April 4,	March 29,
	2021	2019	Change	2021	2020	Change
	(Dollars in thousands)			(Dollars in thousands)
Unit sales volume:
MasterCraft	941	713	32.0%	2,378	2,170	9.6%
NauticStar	426	313	36.1%	1,067	1,046	2.0%
Crest	731	461	58.6%	1,759	1,407	25.0%
Consolidated	2,098	1,487	41.1%	5,204	4,623	12.6%
Net Sales:
MasterCraft	$99,447	$70,531	41.0%	$255,570	$211,201	21.0%
NauticStar	18,045	14,156	27.5%	45,336	47,727	(5.0%)
Crest	30,362	17,875	69.9%	69,370	53,051	30.8%
Consolidated	$147,854	$102,562	44.2%	$370,276	$311,979	18.7%
Net sales per unit:
MasterCraft	$106	$99	7.1%	$107	$97	10.3%
NauticStar	42	45	(6.7)%	42	46	(8.7%)
Crest	42	39	7.7%	39	38	2.6%
Consolidated	70	69	1.4%	71	67	6.0%
Gross margin	25.2%	20.7%	450 bps	25.0%	21.8%	320 bps

Non-GAAP Measures

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges or other items that we do not consider to be indicative of our core and/or ongoing operations. For the periods presented herein, these adjustments include goodwill and other intangible asset impairment, COVID-19 shutdown costs, Aviara transition costs, Aviara (new brand) startup costs, and non-cash share-based compensation. We define Adjusted EBITDA margin as Adjusted EBITDA expressed as a percentage of Net sales.

Adjusted Net Income and Adjusted Net Income per share

We define Adjusted Net Income and Adjusted Net Income per share as net income (loss) adjusted to eliminate certain non-cash charges or other items that we do not consider to be indicative of our core and/or ongoing operations and adjusted for the impact to income tax expense related to non-GAAP adjustments. For the periods presented herein, these adjustments include goodwill and other intangible asset impairment, COVID-19 shutdown costs, Aviara transition costs, Aviara (new brand) startup costs, and certain non-cash items including other intangible asset amortization and share-based compensation.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Net Income per share, which we refer to collectively as the Non-GAAP Measures, are not measures of net income (loss) or operating income (loss) as determined under accounting principles generally accepted in the United States, or U.S. GAAP. The Non-GAAP Measures are not measures of performance in accordance with U.S. GAAP and should not be considered as an alternative to net income (loss), net income (loss) per share, or operating cash flows determined in accordance with U.S. GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow. We believe that the inclusion of the Non-GAAP Measures is appropriate to provide additional information to investors because securities analysts and investors use the Non-GAAP Measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use Adjusted Net Income and Adjusted Net Income per share to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with U.S. GAAP, provides a more complete understanding of factors and trends affecting our business than does U.S. GAAP measures alone.  We believe Adjusted Net Income and Adjusted Net Income per share assists our board of directors, management, investors, and other users of the financial statements in comparing our net income on a consistent basis from period to period because it removes certain non-cash items and other items that we do not consider to be indicative of our core and/or ongoing operations and adjusts for the impact to income tax expense (benefit) related to non-GAAP adjustments. The Non-GAAP Measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes;
•	Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest payments on our indebtedness; and
•

Adjusted Net Income, Adjusted Net Income per share, and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our core and/or ongoing operations, but may nonetheless have a material impact on our results of operations.

In addition, because not all companies use identical calculations, our presentation of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies, including companies in our industry.

We do not provide forward-looking guidance for certain financial measures on a U.S. GAAP basis because we are unable to predict certain items contained in the U.S. GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

The following table presents a reconciliation of net income (loss) as determined in accordance with U.S. GAAP to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated:

	Three Months Ended				Nine Months Ended
	April 4,		March 29,		April 4,		March 29,
	2021	% of Sales	2020	% of Sales	2021	% of Sales	2020	% of Sales
	(Dollars in thousands)				(Dollars in thousands)
Net income (loss)	$17,568	11.9%	$(36,713)	-35.8%	$39,636	10.7%	$(21,211)	-6.8%
Income tax expense (benefit)	4,240		(11,550)		10,632		(6,601)
Interest expense	755		1,086		2,644		3,667
Depreciation and amortization	2,948		2,632		8,547		7,686
EBITDA	25,511	17.3%	(44,545)	-43.4%	61,459	16.6%	(16,459)	-5.3%
Goodwill and other intangible asset impairment(a)	—		56,437		—		56,437
COVID-19 shut-down costs(b)	—		1,506		—		1,506
Aviara start-up costs(c)	—		398		—		1,213
Share-based compensation	902		159		2,185		703
Aviara transition costs(d)	1,125		—		2,149		—
Adjusted EBITDA	$27,538	18.6%	$13,955	13.6%	$65,793	17.8%	$43,400	13.9%

(a)	Represents non-cash impairment charges of $13.2 million and $43.2 million recorded in the NauticStar and Crest segments, respectively.
(b)	Represents costs associated with the COVID-19 pandemic. Costs include lump sum severance payments and temporary continuation of healthcare benefits for laid off employees.
(c)

Represents start-up costs associated with Aviara, a completely new boat brand in an industry category previously not served by the Company. We began selling the brand’s first two models, the AV32 and the AV36, during the first and second quarters of fiscal 2020, respectively. We expect to begin selling one additional model, the AV40, after the Aviara transition of production to the new Merritt Island facility in Florida. Start-up costs presented for fiscal 2020 are related to the AV36 and AV40 models.

(d)

Represents costs to transition production of the Aviara brand from Vonore, Tennessee to Merritt Island, Florida. Costs include duplicative overhead costs and costs not indicative of ongoing operations (such as training and facility preparation).  We expect to incur such costs until Aviara production is fully transitioned, which we expect will be completed during fiscal 2021.

The following table presents a reconciliation of net income (loss) as determined in accordance with U.S. GAAP to Adjusted Net Income for the periods indicated:

	Three Months Ended		Nine Months Ended
	April 4,	March 29,	April 4,	March 29,
	2021	2020	2021	2020
	(Dollars in thousands)		(Dollars in thousands)
Net income (loss)	$17,568	$(36,713)	$39,636	$(21,211)
Income tax expense (benefit)	4,240	(11,550)	10,632	(6,601)
Goodwill and other intangible asset impairment(a)	—	56,437	—	56,437
COVID-19 shut-down costs(b)	—	1,506	—	1,506
Amortization of acquisition intangibles	960	960	2,882	2,882
Aviara start-up costs(c)	—	398	—	1,213
Share-based compensation	902	159	2,185	703
Aviara transition costs(d)	1,125	—	2,149	—
Adjusted Net Income before income taxes	24,795	11,197	57,484	34,929
Adjusted income tax expense(e)	5,703	2,575	13,221	8,034
Adjusted Net Income	$19,092	$8,622	$44,263	$26,895

Adjusted net income per common share
Basic	$1.01	$0.46	$2.35	$1.44
Diluted	$1.01	$0.46	$2.34	$1.44
Weighted average shares used for the computation of:
Basic Adjusted net income per share	18,817,975	18,739,480	18,799,875	18,731,338
Diluted Adjusted net income per share	18,989,629	18,739,480	18,928,288	18,731,338

(a)	Represents non-cash impairment charges of $13.2 million and $43.2 million recorded in the NauticStar and Crest segments, respectively.
(b)	Represents costs associated with the COVID-19 pandemic. Costs include lump sum severance payments and temporary continuation of healthcare benefits for laid off employees.
(c)

Represents start-up costs associated with Aviara, a completely new boat brand in an industry category previously not served by the Company. We began selling the brand’s first two models, the AV32 and the AV36, during the first and second quarters of fiscal 2020, respectively. We expect to begin selling one additional model, the AV40, after the Aviara transition of production to the new Merritt Island facility in Florida. Start-up costs presented for fiscal 2020 are related to the AV36 and AV40 models.

(d)

Represents costs to transition production of the Aviara brand from Vonore, Tennessee to Merritt Island, Florida. Costs include duplicative overhead costs and costs not indicative of ongoing operations (such as training and facility preparation).  We expect to incur such costs until Aviara production is fully transitioned, which we expect will be completed during fiscal 2021.

(e)	Reflects income tax expense at an income tax rate of 23.0% for each period presented.

The following table presents the reconciliation of net income (loss) per diluted share to Adjusted net income per diluted share for the periods presented:

	Three Months Ended		Nine Months Ended
	April 4,	March 29,	April 4,	March 29,
	2021	2020	2021	2020
Net income (loss) per diluted share	$0.93	$(1.96)	$2.09	$(1.13)
Impact of adjustments:
Income tax expense (benefit)	0.22	(0.61)	0.57	(0.34)
Goodwill and other intangible asset impairment(a)	—	3.01	—	3.01
COVID-19 shut-down costs(b)	—	0.08	—	0.08
Amortization of acquisition intangibles	0.05	0.05	0.15	0.15
Aviara start-up costs(c)	—	0.02	—	0.06
Share-based compensation	0.05	0.01	0.12	0.04
Aviara transition costs(d)	0.06	—	0.11	—
Adjusted Net income per diluted share before income taxes	1.31	0.60	3.04	1.87
Impact of adjusted income tax expense on net income per diluted share before income taxes(e)	(0.30)	(0.14)	(0.70)	(0.43)
Adjusted Net Income per diluted share	$1.01	$0.46	$2.34	$1.44

(a)	Represents non-cash impairment charges of $13.2 million and $43.2 million recorded in the NauticStar and Crest segments, respectively.
(b)	Represents costs associated with the COVID-19 pandemic. Costs include lump sum severance payments and temporary continuation of healthcare benefits for laid off employees.
(c)

Represents start-up costs associated with Aviara, a completely new boat brand in an industry category previously not served by the Company. We began selling the brand’s first two models, the AV32 and the AV36, during the first and second quarters of fiscal 2020, respectively. We expect to begin selling one additional model, the AV40, after the Aviara transition of production to the new Merritt Island facility in Florida. Start-up costs presented for fiscal 2020 are related to the AV36 and AV40 models.

(d)

Represents costs to transition production of the Aviara brand from Vonore, Tennessee to Merritt Island, Florida. Costs include duplicative overhead costs and costs not indicative of ongoing operations (such as training and facility preparation).  We expect to incur such costs until Aviara production is fully transitioned, which we expect will be completed during fiscal 2021.

(e)	Reflects income tax expense at an income tax rate of 23.0% for each period presented.

Change in Non-GAAP Financial Measure

Prior to fiscal year-end 2020, the Company’s calculation of a diluted per share amount of Adjusted Net Income included an adjustment to fully dilute this non-GAAP measure for all outstanding share-based compensation grants. This additional dilution was incorporated by adjusting the GAAP measure, Weighted Average Shares Used for the Computation of Basic earnings per share, as presented on the Consolidated Statements of Operations, to include a dilutive effect for all outstanding RSAs, PSUs, and stock options. Beginning with the fiscal year-end 2020 presentation and for all subsequent periods, the Company will no longer include this additional dilution impact in its calculation of Adjusted Net Income per diluted share. The Company has instead utilized the Weighted Average Shares Used for the Computation of Basic and Diluted earnings per share as presented on the Consolidated

Statements of Operations to calculate Adjusted Net Income per diluted share for all periods presented herein.

The Company believes that, because its outstanding share-based compensation grants no longer result in a material amount of dilution of its earnings as was the case nearer to the date of our IPO, the adjustment methodology previously used no longer provides meaningful information to management or other users of its financial statements. This change resulted in an increase of $0.02 in the nine months ended March 29, 2020 in the amount of Adjusted Net Income per diluted share from what was previously reported.

Investor Contact:

MasterCraft Boat Holdings, Inc.

George Steinbarger

Chief Revenue Officer

Email: investorrelations@mastercraft.com

# # #